As filed with the Securities and Exchange Commission on April 19, 2002

                                            Registration No. 333-__________

===========================================================================
---------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                               ___________

                                 FORM S-3
                         REGISTRATION STATEMENT
                                  UNDER
                      THE SECURITIES ACT OF 1933
                               ___________


                         EAGLE SUPPLY GROUP, INC.
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)

        Delaware                     13-3889248               5033
----------------------------     -------------------    -------------------
(State or other jurisdiction      (I.R.S. Employer      (Primary Standard
     of incorporation            Identification No.)       Industrial
     or organization)                                    Classification No.)

                               ___________


                           122 East 42nd Street
                               Suite 1116
                         New York, New York 10168
                              (212) 986-6190
      ------------------------------------------------------------------
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ___________


                             Douglas P. Fields
                          Chief Executive Officer
                          Eagle Supply Group, Inc.
                           122 East 42nd Street
                                Suite 1116
                          New York, New York 10168
                               (212) 986-6190
              --------------------------------------------------
              (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ___________

                               Copies to:
                            Robert Perez, Esq.
                        Gusrae, Kaplan & Bruno, PLLC
                             120 Wall Street
                        New York, New York 10005
                        Tele. No. (212) 269-1400
                         Fax No. (212) 809-5449
                               ___________


                                 CALCULATION OF REGISTRATION FEE

                                             Proposed           Proposed
  Title of Each               Amount         Maximum            Maximum         Amount of
Class of Securities           To Be       Offering Price       Aggregate       Registration
 To Be Registered           Registered       Per Unit        Offering Price       Fee(3)
 ------------------         ----------    --------------     --------------    ------------
Common Stock, $.0001
  par value (1)             3,025,000         $5.50            $16,637,500      $1,530.65

Common Stock  Purchase
   Warrants (2)               250,000         $ .20625         $    51,563      $    4.74

Common Stock, $.0001
  par value (2)               500,000         $8.25            $ 4,125,000      $  379.50

                                                                         TOTAL: $1,914.89

----------------------

	Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

	If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the
following box. [   ]

	If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering. [   ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  [   ]

	If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box. [   ]

(1)	Issuable upon exercise of the Registrant's Redeemable Common Stock
        Purchase Warrants issued and outstanding as of the date hereof.

(2)	Issuable upon the exercise of the Warrants issued to Barron Chase
        Securities, Inc.'s (the "Underwriter") designees in connection with the Registrant's initial public offering of securities (SEC File No. 333-09951).

(3)	Calculated by reference to the required filing fee at the time of the initial registration of a security.

	Pursuant to Rule 416, there are also being registered such additional but indeterminate number of shares as may become issuable pursuant to anti-dilution provisions of the Redeemable Common Stock Purchase Warrants and the Underwriter's Warrants.

	The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                Subject To Completion, Dated April 19, 2002

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Prospectus

                       Eagle Supply Group, Inc.

                   3,525,000 Shares of Common Stock

        This is an offering of an aggregate of 3,525,000 shares of the common stock of Eagle Supply Group, Inc. (the "Company," "us," "our" or "we"). Of these shares:

        * 3,025,000 shares are issuable upon the exercise of common stock purchase warrants principally issued in our initial public offering in March 1999.

        * 500,000 shares are issuable upon the exercise of common stock purchase warrants issued to the underwriter of our initial public offering, Barron Chase Securities, Inc. ("Barron").

        Our shares of common stock and common stock purchase warrants are traded in the over-the-counter market on NASDAQ SmallCap, under the symbols EEGL and EEGLW, respectively. On April 16, 2002 the closing bid prices for our shares and warrants as reported by NASDAQ were $3.80 and $0.60, respectively. The foregoing prices reflect interdealer prices and may not represent actual transactions.

	The warrants sold in our initial public offering are redeemable by the Company under certain circumstances.

	We will receive the gross proceeds from the exercise of the warrants, but the selling securityholders, including those persons holding warrants issued to Barron, will receive the proceeds from their sale of our shares that they receive upon exercise of our warrants.

	Maximum potential gross proceeds receivable by the Company, before the deduction of certain expenses, are as follows:

   3,025,000 warrants exercisable at $5.50 per share....   $16,637,500

   500,000 warrants issued to Barron exercisable
   at $8.25 per share ..................................   $ 4,125,000

	There can be no assurance that any of the warrants will be exercised.

	The securities offered hereby involve risks which are described in the "Risk Factors" sections contained in our Annual Report on Form 10-K for the year ended June 30, 2001 and beginning on page 6 of this Prospectus.

	NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED ANY OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	The selling securityholders may from time to time offer and sell their shares directly or indirectly through agents or dealers at market prices or on other sale terms determined by them. To the extent required, we will disclose in a prospectus supplement the names of any agent or dealer, applicable commissions or discounts and any other required information with respect to any particular offer. See
"Selling Securityholders."


              The date of this Prospectus is ___________, 2002.

                              TABLE OF CONTENTS
                              -----------------

                                                                    PAGE
                                                                    ----

WHERE YOU CAN FIND ADDITIONAL INFORMATION......................      1

INCORPORATION BY REFERENCE.....................................      1

SAFE HARBOR....................................................      2

PROSPECTUS SUMMARY.............................................      3
   THE COMPANY.................................................      3
       Background..............................................      3
       General.................................................      4
       EBITDA..................................................      4
   THIS OFFERING...............................................      5

RISK FACTORS...................................................      6

USE OF PROCEEDS................................................      8

DESCRIPTION OF SECURITIES......................................      9

SHARES ELIGIBLE FOR FUTURE SALE................................      13

SELLING SECURITYHOLDERS........................................      13

LEGAL MATTERS..................................................      15

EXPERTS........................................................      15

              WHERE YOU CAN FIND ADDITIONAL INFORMATION

	We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC" or the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Room of the SEC upon payment of certain fees prescribed by the SEC. You may obtain information on the operation of the SEC's Public Reference Room by telephoning the SEC at 1-800-SEC-0330. The SEC's web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site on the World Wide Web is http://www.sec.gov. The information on the SEC's web site is not part of this Prospectus.

                      INCORPORATION BY REFERENCE

	The SEC permits us to "incorporate by reference" the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file with the SEC after the initial filing date of the Registration Statement of which this Prospectus is a part, and prior to the effectiveness of that Registration Statement, will automatically update and supersede this information. We have filed the following documents with the SEC and hereby incorporate them in this Prospectus by reference:

        * our Annual Report on Form 10-K for the year ended June 30, 2001 filed on September 28, 2001 with the SEC;

        * our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 filed on November 9, 2001 with the SEC;

        * our Definitive Information Statement for our Annual Meeting of Stockholders filed on November 13, 2001 with the SEC; and

        * our Quarterly Report on Form 10-Q for the quarter ended December 31, 2001 filed on February 8, 2002 with the SEC.

        We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.
Statements contained in documents incorporated or deemed to be incorporated by reference after the initial filing date of the Registration Statement of which this Prospectus is a part will modify statements in any other previously filed documents to the extent the new information differs from the old information. Any statements modified or superseded will no longer constitute a part of this Prospectus in their original form.

	If you request a copy of any or all of the documents incorporated by reference, then we will send to you the copies you request at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Investor Relations, Eagle Supply Group, Inc., 122 East 42nd Street, New York, NY 10168. Our telephone number is (212) 986-6190.

	We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), covering the securities described in this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement, some of which is contained in exhibits to the Registration Statement. The Registration Statement, including the exhibits, can be read at the SEC web site or at the SEC offices referred to above. Any statement made in this Prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the Registration Statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

                             SAFE HARBOR

	This Prospectus and the documents incorporated by reference herein include statements that may constitute forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company would like to caution readers regarding certain forward-looking statements in this Prospectus, the documents incorporated by reference herein and in all of our communications to shareholders and others, press releases, securities filings, and all other documents and communications. Statements that are based on management's projections, estimates and assumptions are forward-looking statements. The words "believe,""expect,""anticipate,""intend," and similar expressions generally identify forward-looking statements. While the Company believes in the veracity of all statements made herein, forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies and known and unknown risks. Many of the uncertainties and contingencies can affect events and the Company's actual results and could cause our actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Some of the factors that could cause actual results or future events to differ materially include the Company's inability to find suitable acquisition candidates or equity or debt financing on terms commercially reasonable to the Company, inability to find suitable facilities or personnel to open or maintain new distribution center locations, interruptions or loss of sources of supply, the cost, pricing of and demand for distributed products, inability to collect outstanding accounts and notes receivable when due or within a reasonable time thereafter, the actions of competitors with greater financial resources, economic and market factors, and other factors. Please see the "Risk Factors" for a description of some, but not all, risks, uncertainties and contingencies. Except as otherwise required by the applicable securities laws, we disclaim any intention or obligation to publicly update or revise any forwarding-looking statements, whether as a result of new information, future events or otherwise.

                          PROSPECTUS SUMMARY

	The following summary is qualified in its entirety by the detailed information and financial statements and notes thereto incorporated by reference in this Prospectus and in documents specifically referred to herein. Each prospective investor is urged to read this Prospectus in its entirety. Except as otherwise indicated herein, the information contained in this Prospectus gives no effect to the exercise of all warrants issued and outstanding on the date of this Prospectus or options granted or to be granted under our stock option plan.


                              THE COMPANY

Background

	Eagle Supply Group, Inc. ("us," "our," "we" or the "Company"), with corporate offices in New York City and operations headquarters in Mansfield, Texas, believes that it is one of the largest wholesale distributors of residential roofing and masonry supplies and related products in the United States. We sell primarily to contractors and subcontractors engaged in roofing repair and construction of new residences and commercial property through our own distribution facilities and direct sales force. As of the date of this Prospectus, we operate a network of 33 distribution centers in 10 states, including locations in Florida (9), Texas (11), Colorado (5), Alabama
(2), and one each in Illinois, Indiana, Minnesota, Mississippi, Missouri and Nebraska.

	We are majority-owned by TDA Industries, Inc. ("TDA" or our "Parent"), and we were organized to acquire, integrate, and operate seasoned, privately-held companies that distribute products to or manufacture products for the building supplies/construction industry.

	On March 17, 1999, we completed the sale of 2,500,000 shares of common stock at $5.00 per share and 2,875,000 Redeemable Common Stock Purchase Warrants at $.125 per warrant in connection with our initial public offering (the "Offering"). We received net proceeds aggregating approximately $10,206,000 from the Offering.

	Upon consummation of the Offering, the Company acquired all of the issued and outstanding common shares of Eagle Supply, Inc. ("Eagle"), JEH/Eagle Supply, Inc. ("JEH Eagle") and MSI/Eagle Supply, Inc. ("MSI Eagle") (the "Acquisitions") from TDA for consideration consisting of 3,000,000 shares of the Company's common stock, among other considerations.

        Upon the consummation of the Acquisitions, Eagle, JEH Eagle, and MSI Eagle became wholly-owned subsidiaries of the Company.

	Effective May 31, 2000, MSI Eagle was merged with and into JEH Eagle. As of July 1, 2000, the Texas operations of JEH Eagle were transferred to a newly formed limited partnership entirely owned directly and indirectly by JEH Eagle. Accordingly, the Company's business operations are presently conducted through two wholly-owned subsidiaries and a limited partnership.

General

	We are wholesale distributors of a complete line of roofing supplies and related products through our own sales force to roofing supply and related products contractors and subcontractors in the geographic areas where we have distribution centers. Such contractors and subcontractors are engaged in commercial and residential roofing, repair, and the construction of new residential and commercial properties.

	We also distribute sheet metal products used in the roofing repair and construction industries. Furthermore, we distribute drywall, plywood and related products and, solely in Colorado, vinyl siding to the construction industry. Products distributed by us generally include equipment, tools, and accessory products for the removal of old roofing, re-roofing, and roof construction, and related materials such as shingles, tiles, insulation, liquid roofing materials, fasteners, ventilation materials, sheet metal of the type used in the roofing industry, drywall and plywood.

	We also distribute a complete line of cements and masonry supplies and related products through our own direct sales force to building and masonry contractors and sub-contractors in certain of the geographic areas where we have distribution centers, principally in the Dallas/Fort Worth metropolitan areas. In general, such products distributed by us include cement, cement mixtures, and similar "bag" products (lime, sand, etc.), angle iron, cinder blocks, cultured stones, and bricks, fireplace and pool construction materials, and equipment, tools and accessory products for use in residential and commercial construction.

	We maintain our executive offices at 122 East 42nd Street, Suite 1116, New York, New York 10168 and our telephone number is
(212) 986-6190 at that location. Our operations are headquartered and located at 2500 U.S. Highway 287, Mansfield, Texas 76063.

EBITDA

	In our filings with the SEC, we use the term EBITDA. As used therein, EBITDA reflects net income (loss) increased by the effects of interest expense, federal income tax provisions, depreciation and amortization expense. EBITDA is used by management, along with other measures of performance, to assess our financial performance. EBITDA should not be considered in isolation or as an alternative to measures of operating performance or cash flows pursuant to generally accepted accounting principles. In addition, the measure of EBITDA may not be comparable to similar measures reported by other companies.

                            THIS OFFERING

Securities Offered by the Company      A. 3,025,000 shares of
                                       common stock issuable upon the
                                       exercise of warrants principally sold
                                       in our initial public offering.
                                       -- Per Share Exercise Price: $5.50
                                       -- Expire on March 12, 2004
                                       -- Warrants are redeemable in certain
                                          circumstances

                                       B. 500,000 shares of common stock
                                       issuable upon the exercise of warrants
                                       issued to Barron as the underwriter of
                                       the Offering.
                                       --  Per Share Exercise Price: $8.25
                                       --  Expire on March 12, 2004

Securities Offered by the
Selling Securityholders............... 500,000 shares of common stock identified in B above

Common Stock Outstanding
At Date of this Prospectus............ 8,510,000

Use of Proceeds....................... Repayment of indebtedness, finance acquisitions of companies operating
                                       primarily in the roofing supplies and
                                       related products industry, expand
                                       operations, and for working capital
                                       purposes, including general corporate
                                       purposes of the Company and its
                                       subsidiaries. See "Use of Proceeds."

Risk Factors ......................... Investment in the securities offered hereby involves a high degree of risk
                                       and immediate substantial dilution.
                                       See "Risk Factors."

NASDAQ SmallCap Symbols: *
  Common Stock    EEGL
  Warrants        EEGLW

-----------------------

*	The same symbols are currently in use for trading in our
        securities on the Boston Stock Exchange. The existence of trading symbols does not imply that a liquid and active market will be sustained for the Company's securities. See "Risk Factors
        - Possible Suspension of the Company's Securities from NASDAQ SmallCap and the Boston Stock Exchange."

                             RISK FACTORS

	An investment in the securities offered hereby is speculative in nature, involves a high degree of risk and should not be made by any investor who cannot afford the loss of his entire investment. Each prospective purchaser should carefully consider the following risks and speculative factors associated with this offering, as well as other factors described elsewhere in this Prospectus, before making an investment.

                     FOR A DISCUSSION OF RISKS RELATING TO OUR
BUSINESS, RISKS RELATING TO OUR MANAGEMENT AND
AFFILIATES AND RISKS RELATING TO OUR SECURITIES,
REFERENCE IS MADE TO OUR ANNUAL REPORT ON FORM 10-K
FOR THE YEAR ENDED JUNE 30, 2001 AND OUR FUTURE
ANNUAL REPORTS ON FORM 10-K AND OTHER FILINGS
THAT MAY CONTAIN A DESCRIPTION OF SUCH RISKS

	The following additional Risk Factors relate to this offering:

We Have Broad Discretion
in Our Use of Proceeds      *   The net proceeds from the exercise of any
                                warrants are to be applied to:

                                *   support our expansion efforts by the
                                    establishment of additional distribution centers;
                                *   acquisitions; and
                                *   working capital.

                            *   Investors will be relying upon our
                                management, upon whose judgment the investor must depend, with only limited information concerning management's specific intentions. See "Use of Proceeds."

The Exercise Price of the
Warrants Was Arbitrarily
Determined                  *   The exercise price and other terms of the
                                warrants have been arbitrarily determined by negotiations between Barron and us and such terms are not necessarily related to our asset value, net worth or other established criteria of value.

Our Shares Are Eligible
for Future Sale that May
Depress the Market Price
for Our Securities          *   All shares of our common stock are eligible
                                for public sale.

                            * Investors should be aware that sales of our securities may have a depressive effect on the price of our securities in any market which may develop for such securities. See "Shares Eligible for Future Sale" and "Selling Securityholders."

A Redemption of Warrants
By Us Could Be
Disadvantageous to
the Warrantholders          *   We may redeem the warrants at a price of
                                $.25 per warrant upon 30 days prior written notice if the per share market price (as herein defined) of our common stock averages at least $10.00 per share for 30 consecutive trading days ending within 10 days of the notice. Redemption of the warrants could force the holders to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the warrants at the current market price for the warrants when they might otherwise wish to hold the warrants, or to accept the redemption price, which may be substantially less than the market value of the warrants at the time of redemption.
                                See "Description of Securities."

We Must Have a Current
Prospectus and Blue Sky
Registration for You to
Exercise Warrants           *   Warrantholders will have the right to
                                exercise the warrants for the purchase of shares of our common stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the states in which the warrantholders reside. Although we intend to maintain such a current prospectus and to seek the continued qualification of the shares of our common stock underlying the warrants for sale in those states where our common stock and warrants were offered, there is no assurance that we will be able to do so. The warrants may be deprived of any value if the current prospectus encompassing the shares underlying the warrants is not kept - effective or if such underlying shares are - not or cannot be registered in the states in which warrantholders reside. See "Description of Securities."

                           USE OF PROCEEDS

	In the event the outstanding 3,025,000 warrants and all the underwriter's warrants are exercised, we estimate the net proceeds after payment of estimated expenses of this Offering will be approximately $20,727,500. However, the actual number of warrants exercised will depend on numerous factors beyond our control, including, without limitation, the market price of our common stock, and there can be no assurance that any or that a significant number of the warrants will be exercised. We cannot estimate with reasonable accuracy the number of warrants which may be exercised and the amount of proceeds to be received therefrom.

	The net proceeds that we receive from warrant exercises are to be applied for the following purposes:

        *    Fund the potential acquisitions of businesses.

        * Expand operations by establishing new distribution centers, carrying accounts receivable, purchasing inventory and buying additional "rolling" stock and fixed assets for new distribution centers.

        * Expand existing distribution centers, purchasing trucks, fork lifts and similar equipment to support the expansion of existing distribution centers as well as carrying additional accounts receivable and inventory.

        * Reduce outstanding balances of borrowings under our credit facility.

        *    Working capital and general corporate purposes.

        The amount of borrowings under our credit facilities at March 31, 2002 was $37,619,697. The foregoing borrowings bear interest at annual rates currently ranging from (i) LIBOR plus two (2%) percent or the lender's prime rate to (ii) LIBOR plus two and three-fourths (2.75%) percent or the lender's prime rate plus three-fourths of one (3/4%) percent. Alternative rates are at our election. The credit facility matures in October 2003.

        We believe that cash or its equivalents at hand coupled with our credit facility will be sufficient to satisfy our capital requirements for approximately 12 months assuming our earnings levels do not materially change adversely and we do not need to obtain additional funds in connection with our acquisition program.

        The foregoing represents our best estimate of the potential uses of the net proceeds of this offering. Future events, as well as changes in economic, regulatory or competitive conditions of our business and the results of our activities may make shifts in the allocation of funds to other purposes necessary or desirable. In the event that we are unable to fund the cash portion of potential acquisitions with the net proceeds of the Offering, and this offering, or we suffer losses or complete an acquisition that subsequently suffers losses, we may draw upon such net proceeds allocated to expand existing distribution centers or the number of distribution centers, purchase equipment to support that expansion and/or working capital.
In order to conduct our proposed expansion, we intend to use a significant portion of the net proceeds of the Offering and this offering for the acquisition of businesses or assets that are consistent with our current strategy, which is subject to change from time to time. We do not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions nor are any acquisitions probable at the date of this Prospectus, and there can be no assurance that any future acquisitions will be consummated. We have no present intention to use the net proceeds of this offering to acquire assets from any of our affiliates.

	Prior to expenditure, proceeds will be invested principally in high grade, short-term, interest-bearing instruments. There can be no assurance that any of the warrants will be exercised.


                        DESCRIPTION OF SECURITIES

Common Stock

        We are authorized to issue up to 25,000,000 shares of common stock, $.0001 par value per share, 8,510,000 of which are issued and outstanding as of the date of this Prospectus. The holders of our shares of common stock are entitled to receive dividends equally when, as and if declared by the Board of Directors, out of funds legally available therefor.

        Subject to the rights that may be designated by the Board of Directors to the holders of any shares of preferred stock, the holders of the common stock have voting rights, one vote for each share held of record, and are entitled upon our liquidation to share ratably in our net assets available for distribution. Shares of our common stock do not have cumulative voting rights. Therefore, the holders of a majority of the shares of common stock may elect all of our directors and control our affairs and day to day operations. The shares of common stock are not redeemable and have no preemptive or similar rights. All 8,510,000 outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

        We are authorized to issue 2,500,000 shares of preferred stock, par value $.0001 per share. Our Board of Directors, without further stockholder action, may issue shares of preferred stock in any number of series and may establish as to each such series the designation and number of shares to be issued and the relative rights and preferences of the shares of each series, including provisions regarding voting powers, redemption, dividend rights, rights upon liquidation and conversion rights. The issuance of shares of preferred stock by the Board of Directors could adversely affect the rights of holders of common stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. We have not issued any shares of preferred stock and have no present intention to issue shares of preferred stock. The issuance thereof could discourage or defeat efforts to acquire control of us through acquisition of shares of common stock.

Transfer Agent and Warrant Agent

	The Transfer Agent for our common stock and the warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York,
New York ("Warrant Agent").

Warrant Agreement

        We have entered into a warrant agreement ("Warrant Agreement") with our Warrant Agent. The Warrant Agreement contains provisions permitting the Warrant Agent and us, without the consent of the warrantholders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect or to make any other provisions in regard to matters or questions arising thereunder that we and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the warrantholders.

Redeemable Common Stock Purchase Warrants

        We have issued 3,025,000 warrants.

        The following statements and summaries of the material provisions of the warrants are subject to the more detailed provisions of the warrants, a copy of which has been included as an Exhibit to the Registration Statement of which this Prospectus forms a part.

Rights to Purchase Shares of Common Stock

        The warrants entitle the registered holder to purchase from the Company one share of common stock at an exercise price of $5.50 per share until March 12, 2004. The exercise price is subject to adjustment in certain circumstances as defined herein.

Exercise

        Each holder of a warrant may exercise such warrant, in whole or in part, by surrendering the certificate evidencing such warrant, with the form of election to purchase attached to such certificate properly completed and executed, together with payment of the exercise price and any required transfer taxes, to us. No warrants may be exercised unless at the time of exercise there is a current prospectus encompassing the shares of common stock issuable upon the exercise of such warrants under an effective registration statement. We will endeavor to maintain an effective registration statement, including such current prospectus, so long as any of the exercisable warrants remain outstanding. While it is our intention to comply with this intention, there can be no assurance that we will be able to do so.

        The exercise price and any required transfer taxes will be payable in cash or by certified or official bank check payable to us. If fewer than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Certificates evidencing the warrants may be exchanged for new certificates of different denominations by presenting the warrant certificate at the offices of our Warrant Agent.

Adjustments

        The exercise price and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events including stock dividends, reclassifications, reorganizations, consolidations, mergers, and certain issuances of common stock and securities convertible into or exchangeable for common stock excluding certain prior issuances to our affiliates, any issuances of our securities in connection with the June/July 1996 private placement of our securities, certain issuances in connection with acquisitions, our Offering and stock option plan. No adjustments in the exercise price will be required to be made with respect to the warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassifications of the common stock, any consolidation or merger involving us (other than (i) a consolidation or merger which does not result in any reclassification or change in the outstanding shares of common stock or (ii) the acquisition of any other business), or sale of our properties and assets, as, or substantially as, an entirety to any other corporation, warrants will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of our common stock purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such warrants would have been entitled upon such reorganization, reclassification, consolidation, merger or sale.

Other Rights

        In the event of an adjustment in the number of shares of common stock issuable upon exercise of the warrants, we will not be required to issue fractional shares of common stock upon exercise of the warrants. In lieu of fractional shares of common stock, there will be paid to the holders of the warrants, at the time of such exercise, an amount in cash equal to the same fraction of the then current market price of a share of our common stock.

        Warrantholders do not have voting or any other rights of our stockholders and are not entitled to dividends, if any.

Redemption of Warrants

        If the market price of the common stock shall have averaged at least $10.00 per share for a period of thirty consecutive trading days at any time, we may redeem the warrants by paying holders $.25 per warrant, provided that notice of such redemption is mailed not later than 10 days after the end of such period and prescribes a redemption date at least thirty days thereafter. For these purposes, the market price of the common stock shall mean the closing per share bid price, as reported by the NASDAQ SmallCap, so long as the common stock is quoted on the NASDAQ SmallCap, and if the common stock is listed on a national securities exchange or on the NASDAQ-NMS system, shall be determined by the closing sales price on the primary exchange on which the common stock is traded or the NASDAQ-NMS (or other market places) if such shares are not listed on an exchange. Warrantholders will be entitled to exercise warrants at any time up to the business day next preceding the redemption date. Additionally, the warrants may not be redeemed unless at the time of redemption there is a current prospectus encompassing the shares of common stock issuable upon exercise of such warrants under a registration statement effective and current under the Securities Act and the "Blue Sky" laws then applicable to the holders of the warrants.

Barron Warrants

        We granted Barron, the underwriter of our Offering, a warrant and stock warrants entitling the holders thereof to purchase an aggregate of 500,000 shares of our common stock.

	At the closing of our Offering, we issued to Barron and persons related to it, for nominal consideration, common stock underwriter warrants to purchase up to 250,000 shares of common stock (the "Underlying Shares") and the warrant underwriter warrants to purchase up to 250,000 warrants (the "Underlying Warrants"). The common stock underwriter warrants, the warrant underwriter warrants and the Underlying Warrants are sometimes referred to in this Prospectus as the "Underwriter Warrants." The Underwriter Warrants are exercisable until March 12, 2004. The exercise price of each common stock Underwriter Warrant is $8.25 per share. The exercise price of each warrant underwriter warrant is $.20625 per Underlying Warrant.

	The Underwriter Warrants contain provisions providing for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The Underwriter Warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Underwriter Warrants in whole or in part and instruct us to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring us to issue shares of common stock without a corresponding increase in capital. A net exercise of the Underwriter Warrants may have a substantially similar dilutive effect on the interests of our stockholders as will a cash exercise. The Underwriter Warrants do not entitle the holders thereof to any rights as a stockholder until such Underwriter Warrants are exercised and shares of common stock are purchased thereunder.

	The Underwriter Warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. We have agreed that if we shall cause a post-effective amendment, a new registration statement, or similar offering document to be filed with the Commission, the holders thereof shall have the right until March 12, 2006 to include in such registration statement or offering statement the Underwriter Warrants and/or the securities issuable upon their exercise at no expense to the holders. Additionally, we have agreed that, upon request by the holders of 50% or more of the Underwriter Warrants until March 12, 2004, we will, under certain circumstances, register the Underwriter Warrants and/or any of the securities issuable upon their exercise.

                   SHARES ELIGIBLE FOR FUTURE SALE

We have 8,510,000 shares of common stock outstanding. Our shares of common stock are freely tradable without restriction or further registration under the Securities Act, except for an aggregate of 5,510,000 shares of common stock owned by TDA, James E. Helzer, and Steven R. Andrews, Esq. that are subject to the resale limitations provided for in Rule 144. Under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including any of our affiliates, which has owned restricted shares of common stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the common stock is quoted on an exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A non-affiliate which has not been one of our affiliates for at least the three months immediately preceding the sale and which has beneficially owned such shares for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. Rule 144(d)(1) states as follows:
"General Rule. A minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale of such securities in reliance on this rule for the account of either the acquiror or any subsequent holder of those securities. If the acquiror takes the securities by purchase, the one-year period shall not begin until the full purchase price or other consideration is paid or given by the person acquiring the securities from the issuer or from an affiliate of the issuer."

                      SELLING SECURITYHOLDERS

	The following table sets forth the number and percentage of shares that are being registered by this Prospectus for the account of the selling securityholders. These shares are issuable upon exercise of the warrants issued to Barron in connection with our Offering or any of their assigns. The selling securityholders are not obligated to exercise their warrants. The shares may be sold by the selling securityholders from time to time in the public marketplace. We have agreed to update the information contained in this Prospectus to reflect any facts or events arising after the date of this Prospectus, which, individually, or in the aggregate, represents a fundamental change in the information set forth in this Prospectus and to include any material information respecting a plan of distribution materially different from the plan of distribution disclosed in this Prospectus.


                                Number            Total Number
                               Of Shares           Of Shares
                              Registered          Beneficially
        Name                    Herein               Owned
        ----                  ----------          -------------
1.      Robert T. Kirk           420,000             420,000

2.      Marie Lima                10,000              10,000

3.      Brian Herman              10,000              10,000

                                Number            Total Number
                               Of Shares           Of Shares
                              Registered          Beneficially
        Name                    Herein               Owned
        ----                  ----------          -------------

4.      Brian Fitzgerald           2,500               2,500

5.      James St. Clair            2,500               2,500

6.      Christopher Casdia         2,500               2,500

7.      Jerry Cristiano            2,500               2,500

8.      David A. Carter           25,000              25,000

9.      Bert L. Gusrae            25,000              25,000

	After the completion of the sale by the respective selling securityholders of the number of shares of common stock set forth opposite their names in the first column above, none of the selling securityholders will beneficially own 1% or greater of shares of our common stock.

	The shares of common stock underlying the Underwriter Warrants may be sold from time to time directly by the selling securityholders. Alternatively, the selling securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the selling securityholders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale. Commissions may be paid by the selling securityholders in connection with such sales. The selling securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. We will derive proceeds from exercises of the warrants but will not derive any proceeds from the sale of our securities by the selling securityholders. There can be no assurance that any of the selling securityholders' warrants will be exercised.

	At a time an offer of securities is made by or on behalf of a selling securityholder, it is our anticipation that a prospectus be distributed by the selling securityholders setting forth, based upon information provided by the selling securityholder, the number of securities being offered and the terms of the offering, including the names or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the selling securityholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

	Sales of securities by the selling securityholders could have an adverse effect on the market prices for our securities.

                            LEGAL MATTERS

	The validity of the shares offered hereby will be passed upon for the Company by Gusrae, Kaplan & Bruno, PLLC, New York, New York.

                                EXPERTS

	The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

	The following table sets forth the expenses of the Registrant in connection with the registration of the securities being registered, other than underwriting discounts and commissions. All such amounts are estimates, other than the fees payable to the SEC.


        SEC Registration Fee                 $  1,914.89
        Legal Fees and Expenses                16,500.00
        Accounting Fees and Expenses            5,000.00
        Printing                                5,000.00
        Miscellaneous Expenses                  6,585.11
                                             -----------
        Total                                $ 35,000.00
                                             ===========



Item 15.  Indemnification of Directors and Officers

	Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

	Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the Registrant. The Certificate of Incorporation of the Registrant provides for indemnification of its directors and officers to the fullest extent permitted by applicable law.

Item 16.  Exhibits

	The following exhibits are filed pursuant to Item 601 of Regulation S-K.

Exhibit No.	Description of Exhibits
-----------     -----------------------

 1.1            Forms of Underwriting Agreement and Selected
                Dealers Agreement(1)
 3.1            Registrant's Articles of Incorporation(1)
 3.1(A)         Amendment to Registrant's Articles of
                Incorporation(1)
 3.2            Registrant's By-Laws(1)
 4.1            Form of Barron Chase Securities, Inc.'s (the
                "Underwriter") Warrant Agreement with Form of Warrant Certificate(1)

Exhibit No.	Description of Exhibits
-----------     -----------------------

 4.2            Form of Financial Advisory Agreement entered into
                by and between the Registrant and the Underwriter(1)
 4.3            (Revised) Form of Merger and Acquisition
                Agreement entered into by and between the Registrant and
                the Underwriter(1)
 4.4            Form of Common Stock Certificate(1)
 4.5            (Intentionally Deleted)
 4.6            (Revised) Form of Redeemable Common Stock
                Purchase Warrant (1)
 4.7            Form of Warrant Agreement between Registrant and
                Continental Stock Transfer & Trust Company(1)
 5.1            Opinion of Gusrae, Kaplan & Bruno (1)
10.1            (Revised) Form of Stock Purchase Agreement
                between the Registrant and TDA Industries, Inc. ("TDA")(1)
10.2            Form of Employment Agreement between Registrant
                and Douglas P. Fields(1)
10.3            Form of Employment Agreement between Registrant
                and Frederick M. Friedman(1)
10.4            (Intentionally Deleted)
10.5            (Intentionally Deleted)
10.6            (Intentionally Deleted)
10.7            (Intentionally Deleted)
10.7(A)         (Intentionally Deleted)
10.7(B)         (Intentionally Deleted)
10.8            (Revised) Form of Lease entered into with
                wholly-owned subsidiary of TDA(1)
10.9            Registrant's Stock Option Plan(1)
10.10           Form of Administrative Services Agreement entered
                into by and between Registrant and TDA(1)
10.11           Asset Purchase Agreement among JEH/Eagle Supply,
                Inc. (formerly known as JEH Acquisition Corp.), James E.
                Helzer and others(1)
10.12           (Intentionally Deleted)
10.12(A)	(Intentionally Deleted)
10.13           JEH/Eagle Supply, Inc. Employment Agreement with
                Douglas P. Fields, as amended(1)
10.14           JEH/Eagle Supply, Inc. Employment Agreement with
                rederick M. Friedman, as amended(1)
10.15           JEH/Eagle Supply, Inc. Employment Agreement with
                James E. Helzer(1)
10.16           JEH/Eagle Supply, Inc. Employment Agreement with
                E.G. Helzer(1)
10.17           JEH/Eagle Supply, Inc. Strategic Services
                Agreement with TDA Industries, Inc., as amended(1)
10.17(A)	Second Amendment to JEH/Eagle Supply, Inc.
                Strategic Services Agreement with TDA Industries, Inc.(1)
10.18           JEH/Eagle Supply, Inc. Leases with James E.
                Helzer for premises located in:
                (A) Henderson, Colorado(1)
                (B) Colorado Springs, Colorado(1)
                (C) Mansfield, Texas(1)
                (D) Colleyville, Texas(1)
                (E) Frisco, Texas(1)
                (F) Mesquite, Texas(1)
10.19           Asset Purchase Agreement among MSI/Eagle Supply,
                Inc., Masonry Supply, Inc., Gary L. Howard and others(1)
10.20           Promissory Note to Masonry Supply, Inc. from
                MSI/Eagle Supply, Inc.(1)
10.21           Purchase and Non-Competition Agreement among
                MSI/Eagle Supply, Inc., Gary L. Howard and others(1)
10.22           Security Agreement between Masonry Supply, Inc.
                and MSI/Eagle Supply, Inc.(1)
10.23           Promissory Note issued to TDA Industries, Inc. by
                MSI/Eagle Supply, Inc.(1)
10.24           (Intentionally Deleted)
10.25           (Intentionally Deleted)
10.26           (Intentionally Deleted)
10.27           (Intentionally Deleted)
10.28           (Intentionally Deleted)
10.29           (Intentionally Deleted)
10.30           MSI/Eagle Supply, Inc. lease with Mr. and Mrs.
                Gary L. Howard for premises located in Mansfield, Texas(1)

Exhibit No.	Description of Exhibits
-----------     -----------------------

10.31           Registrant's August 1998 Promissory Note to TDA
                Industries, Inc.(1)
10.32           (Intentionally Deleted)
10.33           (Intentionally Deleted)
10.34           Registrant's January 1999 Promissory Note to
                TDA Industries, Inc.(1)
10.35           Letter Amendment to Asset Purchase Agreement
                among MSI/Eagle Supply, Inc., Masonry Supply, Inc., Gary L. Howard and others.(2)
10.36           (Intentionally Deleted)
10.37 First Amendment to Employment Agreement among the Registrant, Eagle Supply, Inc. and Douglas P. Fields(3)
10.38 First Amendment to Employment Agreement among the Registrant, Eagle Supply, Inc. and Frederick M. Friedman(3)
10.39           Second Amendment to Employment Agreement between
                JEH/Eagle Supply, Inc. and Douglas P. Fields(3)
10.40           Second Amendment to Employment Agreement between
                JEH/Eagle Supply, Inc. and Frederick M. Friedman(3)
10.41           Amended, Restated and Consolidated Loan and
                Security Agreement (including Appendix A - General
                Definitions)(4)
10.42           Amended, Restated and Consolidated Revolving
                Credit Note(4)
10.43           Amended, Restated and Consolidated Equipment Term Note(4)
10.44           Amended, Restated and Consolidated Acquisition
                Term Note(4)
10.45           First Amendment to Amended, Restated, and
                Consolidated Loan and Security Agreement; and Subordination Agreement. (5)
10.46           Amended, Consolidated, and Restated Employment
                Agreement, dated as of November 1, 2001, between Registrant, JEH/Eagle Supply, Inc., and James E. Helzer. (6)
10.47           Amended, Consolidated, and Restated Employment
                Agreement, dated as of November 1, 2001, between Registrant, JEH/Eagle Supply, Inc., Eagle Supply, Inc., and Douglas P. Fields. (6)
10.48           Amended, Consolidated, and Restated Employment
                Agreement, dated as of November 1, 2001, between Registrant, JEH/Eagle Supply, Inc., Eagle Supply, Inc., and Frederick M. Friedman. (6).
23.1            Consent of Gusrae, Kaplan & Bruno, PLLC (7)
23.2            Consent of Deloitte & Touche LLP(7)
24.1            Powers of Attorney (included on signature page)

---------------------

(1)	Incorporated by Reference, filed with Registrant's Registration
        Statement. SEC File No. 333-09551.

(2)	Incorporated by Reference, filed with Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 2000.

(3)	Incorporated by Reference, filed with Registrant's Report on Form
        10-Q for the quarter ended September 30, 1999.

(4)	Incorporated by Reference, filed with Registrant's Report on Form
        8-K (Event date June 20, 2000).

(5)	Incorporated by Reference, filed with Registrant's Report on Form
        10-Q for the quarter ended December 31, 2000.

(6)	Incorporated by Reference, filed with Registrant's Report on Form
        10-Q for the quarter ended September 30, 2001.

(7)	Filed herewith.

Item 17. Undertakings

	With regard to the following undertakings, the below terms shall have the meaning set forth opposite the respective terms:

	"Act" or the "Securities Act of 1933" shall mean the Securities Act of 1933, as amended.

	"Commission" shall mean the Securities and Exchange Commission.

	"Registration Statement" shall mean the Registration Statement of which this Item 17 is a part.

	"Securities Exchange Act of 1934" shall mean the Securities Exchange Act of 1934, as amended.

	(a) The undersigned Registrant hereby undertakes:

	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)     to include any prospectus required by Section 10(a)
        (3) of the Securities Act of 1933;

		(ii)	to reflect in the prospectus any facts or events
        arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

	(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That, for the purpose of determining any liability under the
Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration
Statement as of the time it was declared effective.

	(5)	That, for the purpose of determining any liability under the
Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(b)	The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form
S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on April 17, 2002.

                                         EAGLE SUPPLY GROUP, INC.


                                         By: /s/Douglas P. Fields, Chief
                                            Executive Officer
                                            ----------------------------
                                            Douglas P. Fields, Chief
                                            Executive Officer


                      POWER OF ATTORNEY AND SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended (the "Act"), this Registration Statement has been signed by the following persons on the date indicated. We, the undersigned officers and directors of Eagle Supply Group, Inc., hereby severally constitute and appoint Douglas P. Fields and Frederick M. Friedman, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our name in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Act), and generally to do all things in our names and on our behalf in such capacities to enable Eagle Supply Group, Inc. to comply with the provisions of the Act, as amended, and all requirements of the SEC.


Signature                     Title                           Date
---------                     -----                           ----

/s/Douglas P. Fields          Chairman of the Board           April 17, 2002
------------------------      of Directors and Chief
Douglas P. Fields             Executive Officer
                              (Principal Executive Officer)


/s/Frederick M. Friedman      Executive Vice President,       April 17, 2002
------------------------      Treasurer, Secretary and
Frederick M. Friedman         Director
                              (Principal Financial Officer)


/s/James E. Helzer            President and Vice Chairman     April 17, 2002
------------------------      of the Board of Directors
James E. Helzer

-----------------------       Director                        _______, 2002
Paul D. Finkelstein


/s/George Skakel III          Director                        April 17, 2002
-----------------------
George Skakel III


-----------------------       Director                        ________, 2002
John E. Smircina


-----------------------       Director                        ________, 2002
Steven R. Andrews